UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): December 30, 1999


                            UGLY DUCKLING CORPORATION
             (Exact name of registrant as specified in its charter)

     Delaware                          000-20841                 86-0721358
  (State or other jurisdiction        (Commission              (IRS Employer
       of incorporation)              File Number)           Identification No.)




            2525 E. Camelback Road, Suite 500, Phoenix, Arizona 85016
               (Address of principal executive offices) (Zip code)




       Registrant's telephone number, including area code (602) 852-6600


                                 Not applicable.
         (Former name or former address, if changed since last report.)


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Item 2.           Acquisition or Disposition of Assets


     Attached hereto as Exhibit 99.1 is a copy of Ugly Duckling Corporation's press release dated December 31, 1999 titled "Ugly Duckling Announces Divestiture of Cygnet Dealer Finance Subsidiary for $38 Million," which describes the sale of stock of Cygnet Dealer Finance, Inc. to a company controlled by Ernest C. Garcia II, Ugly Duckling's chairman and principal stockholder.

Item 7.           Exhibits


         (a)      Financial Statements of Business Acquired.


                  Not Applicable


         (b)      Pro Forma Financial Information.


                  It is impractical to provide the required proforma financial information at the time of filing this report. The required pro forma financial information will be filed by amendment to this Form 8-K no later than March 14, 2000.


         (c)      Exhibits


EXHIBIT NO.    DESCRIPTION


2.1 Stock Purchase Agreement, by and among Ugly Duckling Corporation, Ugly Duckling Car Sales & Finance Corporation, Ugly Duckling Finance Corporation ("UDFC"), Cygnet Dealer Finance, Inc. ("CDF"), and Cygnet Capital Corporation ("CCC"), dated as of December 30, 1999.


2.2            Promissory Note dated December 30, 1999 from CCC to UDFC.


2.3            Pledge Agreement dated December 30, 1999 from CCC to UDFC.


2.4            Verde Guaranty dated December 30, 1999.


2.5            CDF Guaranty dated December 30, 1999.


2.6            Warrant dated December 30, 1999 from CCC to UDFC.


99.1           Press Release dated December 31, 1999.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            UGLY DUCKLING CORPORATION


Date:    January 5,2000          By:   \s\ Jon D. Ehlinger
                                        -------------------
                                         Vice President, Secretary and
                                         General Counsel